                            SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)
                 Information Statement Pursuant to Section 14(c)
          of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:
[   ]  Preliminary Information Statement      [   ] Confidential, for use of the
[ X ]  Definitive Information Statement         Commission only (as permitted by
                                                Rule 14c-5(d)(2))

                                  MONEYZONE.COM
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

         [ X ] No Fee Required.
         [   ] Fee computed on table below per Exchange Act Rules 14c- 5(g)
               and 0-11.

         1)  Title of each class of securities to which transaction applies:

                     Common Stock, par value $.15 per share

         2)  Aggregate number of securities to which transaction applies:

                   100,000 shares of Common Stock Outstanding

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

         4)  Proposed maximum aggregate value of transaction:

         5)  Total Fee Paid.

         Check box if any part of the fee is offset as provided by Exchange
Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                              INFORMATION STATEMENT
                                 TO STOCKHOLDERS
                                       OF
                                  MONEYZONE.COM

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                      THE BOARD OF DIRECTORS OF THE COMPANY

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                                  MONEYZONE.COM
                               6000 FAIRVIEW ROAD
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210

                                                                    July 9, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

Description of Stockholder Matters................................          4-19

Signature.........................................................          20

                                  Exhibit List

2.       Agreement and Plan of Merger, between MoneyZone.com, a Nevada corporation and MoneyZone.com, Inc., a Delaware corporation.

3.1.     Certificate of Incorporation of MoneyZone.com, Inc., a Delaware
         corporation.

3.2.     By-Laws of MoneyZone.com, Inc., a Delaware corporation.

20.      Sections 92A.300-92A.500 of Nevada Revised Statutes.

*        Annual Report on Form 10-KSB for the year ended December 31, 2000.

*        Annual Report on Form 10-KSB/A for the year ended December 31, 2000.

        * Previously filed

11

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                     THE BOARD OF DIRECTORS OF THE COMPANY.

                           WE ARE NOT ASKING YOU FOR A
                           PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                                  MONEYZONE.COM
                               6000 FAIRVIEW BLVD.
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210

                              INFORMATION STATEMENT

     This Information Statement is furnished to holders of shares of common stock, $.15 par value (the "Common Stock"), of MoneyZone.com (the "Company") to
notify such stockholders that on or about June 12, 2001 the Company received written consents in lieu of a meeting of stockholders from holders of 69,725 shares of Common Stock representing approximately 69.725% of the total issued and outstanding shares of voting stock of the Company approving: (i) the increase of the number of shares of Common Stock which the Company shall be authorized to issue from three hundred thirty-three thousand three hundred thirty-three (333,333) to twenty five million (25,000,000); (ii) the amendment to the Company's 2000 Stock Option Plan to increase the maximum number of shares of the Company's Common Stock subject to the plan from 6,666 to 506,666; and
(iii) the reincorporation of the Company from Nevada to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary
(collectively, the "Stockholder Matters").

     This Information Statement describing the approval of the Stockholder
Matters is first being mailed or furnished to the Company's stockholders on or about July 9, 2001, and such matter shall not become effective until at least 20 days thereafter. The Company has included a copy of its Annual Report on Form
10-KSB/A for the year ended December 31, 2000 for consideration by the Company's stockholders. Expenses in connection with the distribution of this Information
Statement will be paid by the Company and are anticipated to be less than
$10,000.

     The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth
Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering,
Analysis and Retrieval System ("EDGAR").

     The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)  Current Reports on Form 8-K filed on March 20, 2001, April 12, 2001 and May
     31, 2001.

(2)  Annual Report on Form 10-KSB/A for the year ended December 31, 2000.

(3)  Quarterly Report on Form 10-QSB for the period ended March 31, 2001.

                          OUTSTANDING VOTING SECURITIES

     As of June 12, 2001 (the "Record  Date"), out of the 333,333 shares of
Common Stock authorized there were 100,000 shares of Common Stock issued and outstanding, and out of the 15,000,000 shares of the Preferred Stock authorized, there were 100,000 shares of Preferred Stock issued and outstanding.

     Only holders of record of the Common Stock and Preferred Stock at the close of business on the Record Date were entitled to participate in the written consents of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote. Each share of Series A Preferred Stock was entitled to two hundred (200) votes.

     The Nevada Revised Statutes, as amended ("NRS") provide in substance that unless the Company's articles of incorporation provides otherwise, stockholders'
may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

     In accordance with the NRS, the Company received more than a majority of the shares of Common Stock approving the Stockholder Matters. As a result, the
Company shall take all actions necessary to implement the Stockholder Matters.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of our common stock owned as of the Record Date by (i) each person who is known by the Company to own beneficially more than five percent of the Company's common stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of the Company and have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                                                   Percentage of
       Name and Address (1)            Position with MoneyZone.com          Number of Shares          Shares
  -------------------------------  -------------------------------------  ----------------------  ----------------

  Martin A. Sumichrast (2)         Chairman of the Board and Director                69,725           69.725%

  Randall F. Greene                President and Chief Executive
                                   Officer                                             2000              2%

  Kevin D. McNeil                  Chief Financial Officer                                0              *

  Global Capital Partners, Inc.                                                      69,659            69.659%

  All Officers and Directors as                                                      71,725            71.725%
  a Group (3 persons)

----------------------

*        Less than 1 percent

(1)      Except as otherwise noted, c/o MoneyZone.com, 6000 Fairview Rd., Suite
                1410, Charlotte, North Carolina 28210.
(2)      Includes 69,659 shares owned by Global Capital Partners, Inc., of which, Mr. Sumichrast is the Chairman, Chief Executive Officer
                and President and 66 shares owned by an individual and as to which Mr. Sumichrast has power to vote or direct the vote and dispose or direct the disposition.

                     DESCRIPTION OF THE STOCKHOLDER MATTERS

1. Increase in Authorized Shares

     The Board of Directors (the "Board") by unanimous written consent dated as of June 12, 2001, and certain stockholders (the "Majority Stockholders") owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of June 12, 2001, approved and adopted resolutions to increase the number of shares of Common Stock which the Company shall be authorized to issue from three hundred thirty three thousand three hundred thirty three (333,333) to twenty five million (25,000,000) (the
"Increase of Authorized Shares") and to amend the Articles of Incorporation to reflect such Increase of Authorized Shares. See "Reincorporation in the State of
Delaware."

Procedure for Approval of Increase of Authorized Shares

     The NRS, requires that, in orderfor the Company to amend the Articles of
Incorporation, the Board must adopt resolutions setting forth the proposed amendment and declaring its advisability and must call a meeting of stockholders of the Company at which stockholders holding at least a majority of the
Company's capital stock entitled to vote must approve the proposed amendment.
The NRS also provides that, in lieu of a vote taken at a stockholders' meeting, stockholders holding at least a majority of the voting power of the Company's capital stock may consent in writing to any action otherwise required to be taken at a meeting of stockholders, including the adoption of an amendment to the Company's Articles of Incorporation.

Required Approvals Obtained

     The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Increase of Authorized Shares. Under the NRS, the
Record Date for such action, which date determines the stockholders entitled to vote, was the date of the Board Consent. On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 100,000 shares of the Company's common stock, par value
$0.15 per share (the "Common Stock"), of which the Majority Stockholders held
71,725 or 71.725% of the total stock entitled to vote on the proposed amendment.
On June 12, 2001, the Majority Stockholders, by written consent in lieu of a meeting, approved the Increase of Authorized Shares. No further consents, votes or proxies are or were necessary to effect the Increase of Authorized Shares.

Dissenters' Rights of Appraisal.

     The NRS does not provide for any  dissenters' rights with respect to the amendment of the Articles of Incorporation as set forth herein. Therefore, no dissenters' rights of appraisal are given in connection with the subject matter hereof.

2. Amendment to 2000 Stock Option Plan

     At the 2000 Annual Meeting of Stockholders, the Company's stockholders approved the adoption of the Company's 2000 Stock Option Plan (the "2000 Plan").
The 2000 Plan authorized up to 1,000,000 shares of Company common stock for grants of non-qualified and incentive stock options. However, at 5p.m. on March
30, 2001, the Company effectuated a reverse stock split and issued one (1) newly issued share of Common Stock for each one hundred fifty (150) shares of the common stock issued and outstanding (the "Reverse Stock Split"). In accordance with the 2000 Plan, 6,666 shares were subsequently authorized under the 2000
Plan. The Board by unanimous written consent dated as of June 12, 2001 and the
Majority Stockholders by written consent dated as of June 12, 2001 approved and adopted resolutions to amend the 2000 Plan, and to authorize 500,000 additional shares for future awards (the "2000 Plan Amendment").

     Because of the limited number of remaining shares that may be granted under the 2000 Plan, the Board of Directors believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to employees, consultants and directors in furtherance of the Company's goal of continuing to achieve significant gains in stockholder value and operating results.

     The Company intends to continue awarding options in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates. The following is a summary of the principal features of the 2000
Plan. The summary is qualified in its entirety by reference to the complete text of the 2000 Plan, as proposed to be amended. The proposed amendment to the 2000
Plan provides that paragraph (a) of Section 4 of the 2000 Plan shall read as follows:

          "(a) The total number of shares of Common Stock reserved and available for  distribution  pursuant to Awards  under the Plan shall be 506,666 shares of Common Stock. Such shares may consist,  in whole or in part, of authorized and unissued shares or treasury shares."

Description of the 2000 Plan

     Subsequent to the Reverse Stock Split, the maximum number of shares of
Common Stock with respect to which awards may be presently granted pursuant to the 2000 Plan is 6,666 shares. The 2000 Plan Amendment would authorize the use of up to an additional 500,000 shares of the Company's common stock for a total of 506,666 shares being subject of the 2000 Plan. Shares issuable under the 2000
Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

     Subject to compliance with Rule 16b-3 of the Exchange Act, the Plan shall be administered by a committee composed of at least two non-employee directors of the Board or, in the event that no such committee is in place, the Board shall administer the Plan (the "Plan Administrator"). Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

     Types of Awards

     The Plan  Administrator has the authority to grant awards of stock options, stock appreciation rights, restricted stock or any combination of the foregoing.
The Plan Administrator has authority the under the 2000 Plan to grant either stock options that qualify under the Internal Revenue Code of 1986, as amended, as incentive stock options or to grant non-qualified stock options. However, the former may be granted only to employees of the Company and its subsidiaries. The awards are subject to such terms and conditions as may be determined by the Plan
Administrator and which may differ from award to award. The prices, expiration dates and other material conditions upon which the stock options and stock appreciation rights may be exercised and the consideration received or to be received by us or our awards for the granting or extension of the awards are to be determined by the Plan Administrator.

     Eligibility

     Our officers, employees, directors, consultants and affiliates who are responsible for or contribute to the growth and profitability of our business or the business of our affiliates are eligible to be granted awards under the 2000
Plan.

     Change Of Control

     The 2000 Plan provides that, subject to such additional conditions and restrictions as the committee may determine at the time of the grant of an award, options granted under the 2000 Plan shall become immediately exercisable and restrictions on restricted stock granted under the 2000 Plan shall lapse in the event of a change of control. A change of control will be deemed to occur for purposes of the 2000 Plan if a person acquires 20% or more of our outstanding voting securities, if there is a significant change in the composition of the Board or if our stockholders approve certain mergers
(including a merger whereby the Company ceases to exist), the sale of all or substantially all of our assets, the liquidation of the Company or, as to any given participant in the 2000 Plan, the disposal of the business of the Company for which such participant performs services.

     Transferability

     Options granted under the 2000 Plan may not be transferred other than by will or under the laws of descent and distribution, except as otherwise determined by the Plan Administrator.

     Amendments and Termination

     The Board may amend, alter, or discontinue the 2000 Plan at any time, except that any such action shall be subject to stockholder approval if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, or discontinuation to the 2000 Plan may materially impair the rights of any participant with respect to any Option granted before amendment without such participant's consent. The Board shall also have the authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant awards under the 200 Plan which qualify for beneficial treatment under such rules without stockholder approval. Unless terminated earlier by action of the Board of Directors, the 2000 Plan shall terminate ten (10) years after adoption by the stockholders.

3. Reincorporation in the State of Delaware

     For the reasons set forth below, the Board believes that the best interests of the Company and its stockholders will be served by changing the state of incorporation of the Company from Nevada to Delaware (the "Reincorporation").
Stockholders are urged to read carefully the following sections of this
Information Statement, including the related exhibits, before voting on the
Reincorporation. Throughout this Information Statement, the terms "Company" and
"MoneyZone Nevada" refer to the existing Nevada corporation and the term
"MoneyZone Delaware" refers to the new Delaware corporation, a wholly-owned subsidiary of the Company, that was formed by the Company in preparation for the
Reincorporation and is the proposed successor to the Company.

     The Reincorporation will be effected by merging the Company into MoneyZone
Delaware (the "Merger"), which is to be effected in accordance with the terms of an Agreement and Plan of Merger, a form of which is attached hereto as an exhibit (the "Merger Agreement"). Upon completion of the Merger, (i) MoneyZone
Nevada will cease to exist, (ii) MoneyZone Delaware will continue to operate the business of the Company under the name "MoneyZone.com, Inc.," (iii) the stockholders of the Company's Common Stock automatically will become the stockholders of MoneyZone Delaware, (iv) the stockholders of the Company's
Common Stock automatically will become the stockholders of MoneyZone Delaware
(v) the stockholders will have rights, as stockholders of MoneyZone Delaware and no longer as stockholders of the Company and will be governed by Delaware law,
MoneyZone Delaware's Certificate of Incorporation and By-laws rather than by
Nevada law, the existing Articles of Incorporation and By-laws of the Company,
(vi) warrants and options to purchase shares of the Company's Common Stock or
Preferred Stock (as applicable) automatically will be converted into warrants or options to acquire an equal number of equivalent shares of MoneyZone Delaware's
Common Stock or of MoneyZone Delaware's Preferred Stock (as applicable), and
(vii) no change will occur in the physical location, business, management, assets, liabilities or net worth of the Company.

     The stockholders' approval of the Reincorporation will constitute their approval of all of the provisions of MoneyZone Delaware's Certificate of
Incorporation and MoneyZone Delaware's By-laws. The governance of MoneyZone
Delaware by Delaware law, MoneyZone Delaware's Certificate of Incorporation and
MoneyZone Delaware's By-laws will or may in the future alter certain rights of the stockholders. Pursuant to the Merger Agreement, each outstanding share of
Company Common Stock, $.15 par value, automatically will be converted pro-rata into one share of MoneyZone Delaware Common Stock, $.15 par value, upon the
Effective Date (as defined below). Each stock certificate representing issued and outstanding shares of Company Common Stock will continue to represent the same proportionate number of shares of Common Stock of MoneyZone Delaware. IT
WILL BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING COMPANY STOCK
CERTIFICATES FOR MONEYZONE DELAWARE STOCK CERTIFICATES. See "Exchange of
Shares".

     Under Nevada law, the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for approval of the Merger and the other terms of the Reincorporation. On June
12, 2001, the Reincorporation was approved by unanimous written consent of the
Company's Board. On June 12, 2001 the Majority Stockholders by written consent in lieu of a meeting approved the Reincorporation. The Reincorporation will become effective upon the filing of the Merger Agreement and related documentation with both Delaware's and Nevada's respective Secretary of State
(the "Effective Date"). Nonetheless, the Merger Agreement allows for the Board to abandon or postpone the Reincorporation or to amend the Merger Agreement
(except that the principal terms may not be amended without stockholder approval) either before or after the stockholders' approval has been obtained and before the Effective Date, if circumstances arise causing the Board to deem either such action advisable.

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of MoneyZone Delaware
(the "Certificate of Incorporation") and the By-laws of MoneyZone Delaware
("By-Laws"), a copy of each of which is attached hereto as Exhibits A, B and C, respectively.

Vote Required

     Approval of the Reincorporation, which also will constitute approval of the
Merger Agreement, the Certificate of Incorporation and the By-laws of MoneyZone
Delaware, requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock entitled to vote. On June
12, 2001 the Majority Stockholders by written consent in lieu of a meeting approved the Reincorporation. On June 12, 2001, the Board by unanimous written consent approved the Reincorporation.

Principal Reasons for the Reincorporation-Advantages of Delaware Corporation Law.

     For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware's General Corporation Law has become widely regarded as the most extensive and well-defined body of corporate law in the
United States. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware law. The
Reincorporation accordingly will be beneficial to the Company in that it will give the Company (i) a greater degree of predictability and certainty regarding how the Company's affairs should be conducted in order to comply with applicable laws (such predictability and certainty resulting from a large body of case law decided under those laws) and (ii) the comfort and security resulting from the
Company's awareness of the responsiveness of Delaware's legislature and courts to the needs of corporations organized under Delaware's jurisdiction. For these reasons, many American corporations that have initially chosen their home state for their state of incorporation have subsequently changed their corporate domicile to Delaware in a manner similar to the Reincorporation.

Anti-Takeover Implications

     Delaware, like many other states, permits a corporation to adopt a number of measures (through amendment of the corporate charter or bylaws or otherwise)
designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation proposal is not being proposed in order to prevent any known attempt to acquire control of the Company, obtain representation on the Board of Directors or take any significant action affecting the Company.
Such anti-takeover measures would enhance the ability of the Board of Directors to negotiate with an unsolicited bidder. Although "anti-takeover" measures may be implemented under Nevada law, substantial judicial precedent exists in the
Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of the Board of Directors under the business judgment rule with respect to unsolicited takeover attempts, and, in the context of a future unsolicited takeover event, such precedent will give the Board of Directors greater assurance and confidence that the defensive strategies and conduct of the Board of Directors are in full compliance with applicable laws and will be effective under the circumstances.

     The Board of Directors believes that unsolicited takeover attempts maybe unfair or disadvantageous to the Company and its stockholders because: (a) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (b) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; and (c)
a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all stockholders the opportunity to receive the same economic benefits.

     By contrast, in a transaction in which an acquirer must negotiate with an independent board of directors, such board of directors can and should take account of the underlying and long-term values of the Company's assets, the possibilities for alternative transactions on more favorable terms, the possible advantages of a tax-free reorganization, the anticipated favorable developments in the Company's business not yet reflected in the stock price and the equality of treatment of all the Company's stockholders.

Possible Disadvantages

     Despite the unanimous belief of the Board of Directors that the
Reincorporation is in the best interests of the Company and its stockholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states.

     Despite the unanimous belief of the Board of Directors as to the benefits to stockholders of the Reincorporation, the Reincorporation may be
disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board of Directors but may be deemed by a majority of the stockholders to be in their best interests (because, for example, the possible takeover could cause stockholders to receive a substantial premium for their shares over their then current market value or over the stockholders' cost basis in such shares). As a result of such effects of the Reincorporation, stockholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that the
Reincorporation will enable the Board of Directors to resist a takeover or a change in control of the Company, the Reincorporation could make it more difficult to change the existing Board of Directors and management.

No Change in the Business or Location of the Company

     The Reincorporation will effect only a change in the legal domicile of the
Company and other changes of a legal nature, certain of which are described in this Information Statement. The Reincorporation will NOT result in any change in the business, management, fiscal year, or location of the principal facilities of the Company.

The Charters and By-Laws of the Company and MoneyZone Delaware

     The provisions of the MoneyZone Delaware Certificate of Incorporation and
By-laws are similar to those of the Company's Articles of Incorporation and
By-laws. The Reincorporation includes the implementation of certain provisions in the MoneyZone Delaware Certificate of Incorporation and By-laws that are not included in the Company's Articles of incorporation or By-laws, but whose effect will be to keep essentially intact the rights of stockholders as they currently exist under the Company's Articles of incorporation and By-laws. The material differences between the Company's Articles of incorporation and By-laws and
MoneyZone Delaware's Certificate of Incorporation and By-laws are described below. Certain changes altering the rights of stockholders and power of management could be implemented in the future by amendment to the Certificate of
Incorporation following stockholder approval, and certain of such changes could be implemented by amendment of the By-laws of MoneyZone Delaware without stockholder approval. Approval by the stockholders of the Reincorporation will constitute an approval of the inclusion in the MoneyZone Delaware Certificate of
Incorporation and By-laws of each of the provisions described below. This discussion of the Certificate of Incorporation and By-laws of MoneyZone Delaware is qualified by reference to Exhibits B and C hereto, respectively.

     Name of the Company. The Certificate of Incorporation of MoneyZone Delaware
will provide that the name of the company will be MoneyZone.com, Inc.

     Authorized Stock. The Certificate of Incorporation of the Company currently authorizes 15,333,333 shares of capital stock, which consist of 333,333 shares of Common Stock $.15 par value per share and 15,000,000 shares of Preferred
Stock, $.001 par value per share. Each share of Common Stock will be converted into one share of MoneyZone Delaware Common Stock. As described earlier in this
Information Statement, the Certificate of Incorporation of MoneyZone Delaware
will provide for 40,000,000 shares of capital stock, which will consist of
25,000,000 shares of Common Stock, with a $.15 par value per share and
15,000,000 shares of Preferred Stock, $.001 per share. See "Increase in
Authorized Shares."

Compliance With Delaware and Nevada Law

Nevada. Following the filing of this Information Statement, the Company will submit the Articles of Merger and Merger Agreement to the office of the Nevada
Secretary of State for filing.

Delaware. Following the filing of this Information Statement, the Company will submit the Certificate of Merger and Merger Agreement to the office of the
Delaware Secretary of State for filing.

Significant Differences Between The Corporation Laws of Nevada and Delaware

     The NRS (sometimes referred to herein as "Nevada  Law") and the General
Corporation Law of Delaware ("Delaware Law") differ in many respects. It is not practical to summarize all of such differences in this Information Statement, but some of the principal differences that could materially affect the rights of stockholders are discussed below.

     Stockholder Vote For Mergers; Anti-Takeover Provisions

     In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote thereon, as well as approval by the Board of Directors with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Neither the Nevada Law nor the Delaware Law requires stockholder approval by the stockholders of a surviving corporation in a merger or consolidation so long as the surviving corporation issues no more than 20% of its voting stock in the transaction.

     Section 203 of the Delaware Law regulates unsolicited takeovers by providing that an "interested stockholder", defined as a stockholder owning 15%
or more of the corporation's voting stock or an affiliate or associate thereof, may not engage in a "business combination" transaction, defined to include a merger, consolidation or a variety of self-dealing transactions, with the corporation for a period of three years from the date on which such stockholder became an "interested stockholder" unless (i) prior to such date the corporation's board of directors approved either the "business combination"
transaction or the transaction in which the stockholder became an "interested stockholder", (ii) the stockholder, in a single transaction in which he became an "interested stockholder", acquires at least 85% of the voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (iii) on or subsequent to such date, the "business combination" transaction is approved by the corporation's board of directors and authorized at an annual or special meeting of the corporation's stockholders, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder". A Delaware corporation may elect not to be governed by Section 203 of the Delaware Law by an express provision to that effect in its certificate of incorporation, but MoneyZone Delaware has not made such election. Accordingly, MoneyZone Delaware will be subject to Section 203.

     Nevada Law regulates hostile takeovers of publicly traded corporations by providing that an "interested stockholder", defined as a stockholder owning 10%
or more of the corporation's voting stock or an affiliate or associate thereof, may not engage in a "business combination" with the corporation for a period of three years from the date on which such stockholder became an "interested stockholder" unless (i) prior to such date the corporation's board of directors approved either the "business combination" transaction or the transaction in which the stockholder became an "interested stockholder" or (ii) no earlier than three years after such stockholder became an "interested stockholder" the majority of the outstanding voting power approves the "business combination."
Nevada Law further regulates tender offers and business combinations involving certain Nevada corporations by providing that any acquisition by a person, either directly or indirectly, of ownership of, or the power to direct the voting of, 20% or more ("Control Shares") of the outstanding voting securities of a corporation is a "Control Share Acquisition". These provisions apply only to "issuing corporations", which are (i) corporations with at least 200 stockholders, at least 100 or more of which are located in Nevada, and (ii)
which do business in Nevada. The Company is not an "issuing corporation" under
Nevada Law. A Control Share Acquisition must be approved by a majority of each class of outstanding voting securities of such corporation excluding the shares held or controlled by the person seeking approval before the Control Shares may be voted. A special meeting of stockholders must be held by the corporation to approve a Control Share Acquisition within 50 days after a request for such meeting is submitted by the person seeking to acquire control. If the Control
Shares are accorded full voting rights and the acquiring person has acquired
Control Shares with a majority or more of the voting power of the Corporation, all stockholders who have not voted in favor of granting full voting rights to the Control Shares would have dissenters rights. Nevada Law provides that a corporation may elect out of the Control Share protections by expressly specifying so in its articles or bylaws. The Company has not elected out of these provisions.

     Inspection of Stockholders' List

     Nevada Law provides that any stockholder of record of a Nevada corporation who has held his shares of such corporation for more than six (6) months and stockholders of a Nevada corporation holding at least five percent (5%) of such corporation's outstanding shares have the right during the corporation's usual hours of business to inspect for any proper purpose the corporation's stock ledger and to make extracts therefrom. It also provides that a Nevada corporation may condition such inspection right upon delivery of a written affidavit stating that the inspection is not desired for any purpose not related to the stockholder's interest in the corporation.

     Delaware Law permits any stockholder to inspect the stockholder's list for a purpose reasonably related to such person's interest as a stockholder and, during the 10 days preceding the stockholder's meeting, for any purpose germane to that meeting.

     Payment of Dividends

     The Nevada Law permits the payment of dividends if, after the dividends have been paid, the corporation is able to pay its debts as they become due in the usual course of business (the equity test for insolvency), and the corporation's total assets are not less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend (the balance sheet test for insolvency). In addition, the
Nevada Law generally provides that a corporation may redeem or repurchase its shares only if the same equity and balance sheet tests for insolvency are satisfied.

     The Delaware Law permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal years (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).
Surplus is the excess, if any, of the stockholders' equity over stated capital of a corporation. In addition, the Delaware Law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a
Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a
Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the Board of Directors, without regard to their historical book value.

     Personal Liability of Directors

     Under the Delaware Law, directors are jointly and severally liable to a corporation for violations of statutory provisions relating to the purchase or redemption of a corporation's own shares or the payment of dividends, for a period of six years from the date of such unlawful act. A director who was either absent or dissented from the taking of such action may exonerate himself from liability by causing his dissent to be entered in the corporation's minutes.

     Under the Nevada Law, directors are jointly and severally liable to the corporation for violations of statutory provisions relating to the purchase of a corporation's own shares, the payment of dividends, the distribution of assets in liquidation or any loans or guarantees made to a director, until the repayment thereof. Under the Nevada Law, absent directors are not liable as long as they did not vote for or assent to any of the illegal acts and, unlike the
Delaware Law, the Nevada Law allows a director who was present at a meeting which approved an illegal act to avoid liability, even if he did not register his dissent in the minutes of the meeting, by voting against the illegal act and registering his dissent at a later time in a separate writing filed with the secretary of the meeting.

      Dissenters' Rights and Appraisal Rights

     Nevada Law provides that the stockholders of a Nevada corporation are entitled to demand appraisal of their shares in the case of mergers except where
(a) they are stockholders of the surviving company and the merger did not require their approval under Nevada Law, or (b) the shares of such Nevada corporation are either listed on a national securities exchange, included as a national market security by the National Association of Securities Dealers, Inc.
or held of record by more than two thousand (2,000) stockholders. Appraisal rights are available in either (a) or (b) above, however, if the stockholders are required by the terms of the merger to accept any consideration other than
(i) stock of the company surviving or resulting from the merger, (ii) shares of stock of another company that are either listed on a national securities exchange, included as a national market security by the National Association of
Securities Dealers, Inc. or held of record by more than two thousand (2,000)
stockholders, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing. Appraisal rights are not available in the case of a sale, lease, exchange or other disposition by a Nevada corporation of all or substantially all of its property and assets unless such rights are granted by such corporation's Board of Directors. See "Rights of Dissenting Stockholders."

     Delaware Law provides that stockholders of a Delaware corporation have the right, in some circumstances, to dissent from certain corporate reorganizations and instead to demand payment of cash in the amount of the fair market value of their shares in lieu of the consideration that stockholders otherwise would receive in the transaction. Under Delaware, a stockholder desiring to exercise appraisal rights must submit a written demand for appraisal of such stockholder's shares to the corporation before the event that triggers such appraisal rights and comply with other filing requirements more fully set forth in Delaware Law. Under Delaware Law, such appraisal rights are not available to
(i) stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or are held of record by more than two thousand (2,000) holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than two thousand (2,000) holders or (ii) stockholders of a corporation surviving the merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately before the merger and if certain other conditions are satisfied. See "Rights of Dissenting
Stockholders."

     Indemnification

     Delaware and Nevada have similar laws with respect to indemnification by a corporation of its officers, directors, employees and other agents. For example, the laws of both states permit corporations to adopt a provision in the charter eliminating the liability of a director (and also an officer in the case of
Nevada) to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care (and the fiduciary duty of loyalty as well in the case of Nevada). There are nonetheless certain additional differences between the laws of the two states respecting indemnification and limitation of liability.

     The Delaware Charter and Delaware By-Laws eliminate the liability of directors to the fullest extent permissible under the Delaware Law. The Nevada
Charter and Nevada By-Laws likewise eliminate the liability of directors and officers to the fullest extent permissible under the Nevada Law. Under the
Nevada Law, such provision may not eliminate or limit director or officer liability for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of unlawful dividends or distributions. Under the Delaware Law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
(d) transactions in which the director received an improper personal benefit.

     The limitation of liability provisions permissible under the Delaware Law and the Nevada Law may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     The Nevada Law and the Delaware Law require indemnification when the individual has successfully defended the action on the merits or otherwise. The
Nevada Law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel, or by a majority vote of a quorum of the stockholders that indemnification is proper in the circumstances. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The Delaware Law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.

Application of Business Corporation Law of Nevada to Delaware Corporation

     Nevada Law provides that if the Delaware company conducts local business in
Nevada, then the Delaware company must apply for authority to do business in
Nevada and will become subject to certain provisions of Nevada Law regardless of its state of incorporation and can sue and be sued in the Nevada courts. The
Delaware company would continue to be subject to such provisions until its authority to do business is surrendered, suspended or annulled. If the Delaware company were to become subject to the provisions of Nevada Law referred to above, and such provisions were enforced by Nevada courts in a particular case, many of the Delaware laws described in this Information Statement would not apply to the Delaware company. Instead, the Delaware company could be governed by certain Nevada laws. We don't anticipate that MoneyZone Delaware will conduct local business in Nevada.

Certain Federal Income Tax Consequences

     The following is a discussion of certain federal income tax consequences to holders of Company Common Stock who receive MoneyZone Delaware Common Stock in exchange for their Company Common Stock as a result of the Reincorporation. The discussion does not address all the tax consequences of the Reincorporation that may be relevant to particular Company stockholders, such as dealers in securities. In view of the varying nature of such tax consequences, each stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Reincorporation with respect to such stockholder, including the applicability of federal, state, local or foreign tax laws. The
Reincorporation will constitute a tax-free reorganization under the Internal
Revenue Code. No gain or loss will be recognized by holders of Company Common
Stock upon receipt of Common Stock of MoneyZone Delaware pursuant to the
Reincorporation. The tax basis of the Common Stock of MoneyZone Delaware received by each stockholder will be the same as the aggregate tax basis of the
Company's Common Stock of MoneyZone Delaware held by such stockholder at the time of the Reincorporation. The holding period of the Common Stock of MoneyZone
Delaware received by each stockholder of MoneyZone Nevada will include the period for which such stockholder held the Common Stock of the Company surrendered in exchange therefore, provided that such MoneyZone Delaware Common
Stock was held by such stockholder as a capital asset at the time of the
Reincorporation.

     State, local or foreign income tax consequences to stockholders may vary from the federal tax consequences described above.

     The Company should not recognize gain or loss for federal tax purposes as a result of the Reincorporation, and MoneyZone Delaware should succeed, without adjustment, to the federal income tax attributes of the Company.

Regulatory Requirements

     In connection with the Reincorporation, the Company will be required to comply with certain state securities and corporate laws and regulations.  It is anticipated that the Company will comply with such requirements either before or immediately following approval of the Reincorporation by the stockholders.

Exchange of Stock Certificates.

     If the Merger is consummated, the Company will file its Certificate of
Merger with the Secretary of State of the State of Delaware promptly. The
Company's transfer agent will act as its exchange agent (the "Exchange Agent")
to act for holders of Common Stock in implementing the exchange of their certificates.

     As soon as practicable after the Effective  Date, stockholders will be notified and requested to surrender their certificates representing shares of
Company Common Stock to the Exchange Agent in exchange for certificates representing MoneyZone Delaware Common Stock. One share of MoneyZone Delaware
Common Stock will be issued in exchange for each one presently issued and outstanding share of Common Stock. Beginning the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of shares of MoneyZone Delaware
Common Stock.

Rights of Dissenting Stockholders

     Any Company stockholder is entitled to be paid the fair value of its shares in accordance with Section 92A.300 to 92A.500 of the NRS if the stockholder dissents to the Reincorporation. A brief summary of the provisions of NRS
Sections 92A.300 to 92A.500 is set forth below and the complete text of said
Sections is set forth in Exhibit D. Each holder of shares of the Company Common
Stock who asserts dissenters' rights and who follows the procedures set forth in
Chapter 92A of NRS, will be entitled to have his or her shares of the Company
Common Stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company Common Stock will be determined as of the day before the first announcement of the terms of the Reincorporation, excluding any appreciation or depreciation in consequence of the
Reincorporation. A holder who wishes to exercise dissenters' rights should deliver his or her written demand to the Company's transfer agent, American
Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, with a copy to MoneyZone.com, 6000 Fairview Blvd., Suite 1410, Charlotte, North
Carolina 28210, Attention: Randall Greene. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NRS.

     In accordance with the regulations promulgated under the Exchange Act, the authorization of the Reincorporation will not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company. Therefore, within ten days of the effective date of such approval, the Company must mail a written dissenter's notice of such approval (the
"Dissenter's Notice") to all stockholders who may assert their dissenters'
rights against the Reincorporation, and must (a) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) inform holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment; (d) set a date, not less than 30 nor more than 60 days after date notice is mailed, by which the
Company must receive the demand for payment; and (e) send a full copy of NRS
Sections 92A.300 through 92A.500.

     A stockholder of the Company wishing to exercise dissenters' rights must
(a) demand payment; (b) certify whether he acquired beneficial ownership of the shares before June 12, 2001; and (c) deposit his certificates, if any, in accordance with the terms of the Dissenter's Notice. Within 30 days after receipt of a demand for payment, the Company shall pay each dissenter who complied with the requirements set forth in the Dissenter's Notice the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment). Payment must be accompanied by the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders'
equity for that year and the latest available interim financial statements, if any, along with statement of the Company's estimate of the fair value of the shares, an explanation how the interest was calculated, a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and a copy of NRS
Sections 92A.300 through 92A.500.

     Pursuant to NRS Section  92A.470, the Company may withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set in the Dissenter's Notice. If the Company withholds payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The offer shall contain a statement of its estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights pursuant to NRS Section
92A.480. A dissenter may notify the Company in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to NRS Section 92A.460, or reject the offer made pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due. A dissenter waives his right to demand payment unless he makes his demand in writing within 30 days after the Company has made or offered payment for his shares. If any demand for payment remains unsettled, the Company shall commence a proceeding within 60 days of the dissenter's demand with the district court in the County of Carson City, State of Nevada (location of registered office), petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, shall be made parties to the court action and shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If the
Company does not so petition the court within this 60-day period, it shall pay all unsettled demands. Each dissenter who is party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company; or
(b) for the fair value, plus accrued interest, of his after- acquired shares for which the Company elected to withhold payment pursuant to NRS Section 92A.470.
The court shall assess costs pursuant to NRS Section 92A.500.

     The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Company Common Stock. NRS establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections, the full text of which is set out in Exhibit D to this
Information Statement and consult his legal advisor.

     Communications with respect to dissenters' rights should be addressed to the Company's Transfer Agent, American Stock Transfer & Trust Company, 40 Wall
Street, New York, New York 10005. Upon filing a notice of election to dissent a dissenting stockholder will cease to have any of the rights of a stockholder except the right to be paid the fair value of his Company Stock pursuant to the
NRS. If a stockholder loses his dissenters' rights, by withdrawal of his demand, or otherwise, he will not have the right to receive a cash payment for his
Company Stock and will be reinstated to all of his rights as a stockholder as they existed at the time of the filing of his demand.

     THE PROVISIONS OF NRS SECTIONS 92A.300 TO 92A.500 ARE TECHNICAL AND
COMPLEX. IT IS SUGGESTED THAT ANY STOCKHOLDER WHO DESIRES TO EXERCISE RIGHTS TO
DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH
PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,

                                 PLEASE CONTACT:

                              Martin A. Sumichrast
                                  MoneyZone.com
                               6000 Fairview Road
                                   Suite 1410
                            Charlotte, North Carolina
                                 (704) 522-1410

                                              By order of the Board of Directors
                                              MoneyZone.com

                                              /s/ Randall Greene
                                              Randall Greene
                                              Chief Executive Officer and
                                              President

                                  Exhibit List

A.       Agreement and Plan of Merger, between MoneyZone.com, a Nevada corporation and MoneyZone.com, Inc., a Delaware corporation.

B.       Certificate of Incorporation of MoneyZone.com, Inc., a Delaware
         corporation.

C.       By-Laws of MoneyZone.com, Inc., a Delaware corporation.

D.       Sections 92A.300-92A.500 of Nevada Revised Statutes.

E.       Annual Report on Form 10-KSB for the year ended December 31, 2000.

F.       Annual Report on Form 10-KSB/A for the year ended December 31, 2000.